UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): July 16, 2018

Enviva Partners, LP

(Exact name of registrant as specified in its charter)

Delaware	001-37363	46-4097730
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7200 Wisconsin Ave, Suite 1000 Bethesda, MD	20814
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (301) 657-5660

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.02                   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Departure of Michael B. Hoffman

On July 16, 2018, Michael B. Hoffman resigned from his position as director of the board of directors of Enviva Partners GP, LLC (the “General Partner”), the general partner of Enviva Partners, LP (the “Partnership”).  In connection with his resignation, Mr. Hoffman tendered a letter of resignation to the General Partner on July 16, 2018. Mr. Hoffman’s resignation was not the result of any disagreement with the Partnership on any matter relating to the General Partner’s board of directors or the Partnership’s management, operations, or policies or practices.

Appointment of Jim H. Derryberry

To fill the vacancy created by Mr. Hoffman’s resignation from the General Partner’s board of directors, Enviva MLP Holdco, LLC, the sole member of the General Partner, appointed Jim H. Derryberry to serve as a director of the Partnership effective as of July 16, 2018.

Mr. Derryberry served as a director of USA Compression GP, LLC from January 2013 to April 2018. From February 2005 to October 2006, Mr. Derryberry served on the board of directors of Magellan GP, LLC, the general partner of Magellan Midstream Partners, L.P. Mr. Derryberry served as chief operating officer and chief financial officer of Riverstone Holdings, LLC until 2006 and currently serves as a special advisor. Prior to joining Riverstone, Mr. Derryberry was a managing director of J.P. Morgan, where he served as head of the Natural Resources and Power Group. Before joining J.P. Morgan, Mr. Derryberry was in the Goldman Sachs Global Energy and Power Group where he was responsible for mergers and acquisitions, capital markets financing and the management of relationships with major energy companies.

Mr. Derryberry has served as a member of the Board of Overseers for the Hoover Institution at Stanford University and is a member of the Engineering Advisory Board at the University of Texas at Austin. He received his B.S. and M.S. degrees in engineering from the University of Texas at Austin and earned an M.B.A. from Stanford University.

Mr. Derryberry brings significant knowledge and expertise to the General Partner’s board of directors from his service on other boards and his years of experience in the energy industry, including his useful insight into investment and financing strategies and proven leadership skills.

Mr. Derryberry will not receive any compensation from the Partnership for his services.

Related Persons

There are no arrangements or understandings between Mr. Derryberry and any other person pursuant to which Mr. Derryberry was appointed as a member of the General Partner’s board of directors, and there are no relationships between Mr. Derryberry and the Partnership that would require disclosure under Item 404(a) of Regulation S-K of the Securities Exchange Act of 1934, as amended.

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SIGNATURES

Pursuant to the requirements of the Exchange Act, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENVIVA PARTNERS, LP

	By:	Enviva Partners GP, LLC, its general partner

Date: July 16, 2018

	By:	/s/ Jason E. Paral
	Name:	Jason E. Paral
	Title:	Vice President, Associate General Counsel and Secretary

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